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                       SPECIFICATIONS (SUPPLEMENT)

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
Certificate Type:  Non-qualified     Certificate Number:                 zz00000000

Owner:             John Doe          Owner Date of Birth:                01/01/1960
Joint Owner:       Jack Doe          Joint Owner Date of Birth:          01/01/1960

Annuitant:         Mary Doe          Annuitant Date of Birth:            01/01/1950
Joint Annuitant:   Michael Doe       Joint Annuitant Date of Birth:      01/01/1950

                                     Beneficiary(ies):
                                     Primary:                            Surviving Joint Owner, if any
                                     1st Contingent:                     Michael Doe
                                     2nd Contingent:                     Mary Doe

Payee:                               John Doe and Jack Doe
Payee Address:                       1 Main Street, Anywhere, USA 00000

Annuity Date:                                                            01/01/2025
Expiration of 90-Day Period:                                             04/01/2025

Annuity Benefit Payment Option:                                          Joint with 2/3 Survivor Option
      Survivor Annuity Benefit Percentage:                               66 2/3%
      Percentage under a Fixed Annuity Option:                           30%
      Percentage under a Variable Annuity Option:                        70%
            Assumed Investment Return:                                   [3%, 5%]
            Annuity Benefit Payment Change Frequency:                    Annual
            Annuity Benefit Payment Frequency:                           Monthly
Variable Allocation on Annuity Date:
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                Sub-Accounts:
                ------------

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
[AIT Equity Index                          Fidelity VIP Eq. Inc
AIT Money Market                           Fidelity VIP Growth
AIT Select Aggr. Growth                    Fidelity VIP High Inc.
AIT Select Capital Appr.                   Fidelity VIP II Contrafund
AIT Select Emerging Markets                Fidelity VIP III Growth[nb]& Income
AIT Select Growth and Income               Fidelity VIP III Mid Cap
AIT Select International Equity
AIT Select Investment Grade Income         Franklin Small Cap
AIT Select Strategic Growth                Mutual Shares Securities
AIT Select Strategic Income                Templeton Pacific Growth Securities
AIT Select Value Opportunity
                                           Invesco VIF Dynamics
AIM VI Aggressive Growth                   Invesco VIF Health Sciences
AIM VI Blue Chip Fund
AIM VI Value Fund                          Janus Aspen Aggressive Growth
                                           Janus Aspen Growth

Alliance Premier Growth                    Janus Aspen Growth and Income
Alliance Growth and Income                 Janus Aspen International Growth

Deutsche VIT EAFE Equity Index             KSV Dreman Financial Services Portfolio
Deutsche VIT Small Cap Index               Kemper Technology Growth

                                           T. Rowe Price Int'l]
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                         SPECIFICATIONS (supplement)
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
Present Value Withdrawal Amount:      100% of Present Value of remaining guaranteed annuity benefit payments if the Payments
                                      Guaranteed for a Specified Number of Years annuity option is selected.

Mortality and Expense Risk Charge:    1.25% on an annual basis of the daily value of the Sub-Account assets.

Administrative Charge:                .15% on an annual basis of the daily value of the Sub-Account assets.

Principal Office:                     440 Lincoln Street, Worcester, Massachusetts 01653 (1-800-782-8380)
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